UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2020

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

811 Louisiana St, Suite 2100

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	TRGP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On August 11, 2020, Targa Resources Partners LP (the “Partnership”), a subsidiary of Targa Resources Corp., entered into a Purchase Agreement (the “Purchase Agreement”), among the Partnership, its wholly-owned subsidiary, Targa Resources Partners Finance Corporation (“Finance Corp” and, together with the Partnership, the “Issuers”), certain subsidiary guarantors named therein (the “Guarantors”) and Wells Fargo Securities, LLC, as representative of the several initial purchasers listed in Schedule 1 thereto (the “Initial Purchasers”), pursuant to which the Issuers agreed to issue and sell to the Initial Purchasers (the “Offering”) $1,000,000,000 in aggregate principal amount of the Issuers’ 4.875% senior unsecured notes due 2031 (the “Notes”). The Notes were priced at par, and the Offering is expected to result in net proceeds to the Issuers of $992,200,000.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Relationships

The Initial Purchasers or their respective affiliates have performed investment banking, financial advisory and commercial banking services for the Partnership and certain of its affiliates, for which they have received customary compensation, and they may continue to do so in the future. The Partnership intends to use a portion of the net proceeds from the Offering to fund the concurrent cash tender offer (the “Tender Offer”) to purchase for cash, subject to certain conditions, any and all of the Partnership’s 6 3/4% Senior Notes due 2024 (the “2024 Notes”), to pay fees and expenses thereof, and to redeem any 2024 Notes that remain outstanding after consummation of the Tender Offer. The Partnership will use the remaining net proceeds from the Offering to reduce borrowings under the Partnership’s senior secured revolving credit facility. Because certain of the Initial Purchasers or their affiliates are lenders under the Partnership’s credit facilities and may be holders of (or manage accounts that hold) the notes subject to the Tender Offer, such Initial Purchasers and affiliates will receive a portion of the net proceeds from the Offering. The Partnership has entered into commodity swap transactions with certain of the Initial Purchasers with terms the Partnership believes to be customary in connection with these transactions.

The description set forth above in Item 1.01 is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On August 11, 2020, the Partnership issued a press release announcing the pricing of the Notes. A copy of the Partnership’s press release is filed as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale of such securities would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement dated as of August 11, 2020, among the Issuers, the Guarantors and Wells Fargo Securities, LLC, as representative of the several initial purchasers (incorporated by reference to Exhibit 10.1 to Targa Resources Partners LP’s Current Report on Form 8-K (File No. 001-33303) filed August 17, 2020).

99.1	Press release dated August 11, 2020, announcing the pricing of the Offering (incorporated by reference to Exhibit 99.1 to Targa Resources Partners LP’s Current Report on Form 8-K (File No. 001-33303) filed August 17, 2020).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES CORP.

Dated: August 17, 2020	By:	/s/ Jennifer R. Kneale
Jennifer R. Kneale
Chief Financial Officer

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